Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285279

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary prospectus supplement dated October 10, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2025)

16,500,000 shares of common stock

43,010,800 warrants to purchase 43,010,800 shares of common stock

5,005,400 pre-funded warrants to purchase 5,005,400 shares of common stock and

48,016,200 shares of common stock issuable upon exercise of the warrants and the pre-funded warrants

We are offering (i) 16,500,000 shares of our common stock, par value $0.0001 per share (“common stock”), (ii) 43,010,800 warrants to purchase 43,010,800 shares of our common stock on or prior to the date that is seven years after the date such warrants are issued (the “Series B Warrants”), (iii) 5,005,400 warrants which have been pre-funded to purchase 5,005,400 shares of our common stock on or prior to the date that is seven years after the date such warrants are issued (the “Pre-funded Warrants” and, together with the Series B Warrants, the “Warrants”), and (iv) 48,016,200 shares of our common stock issuable upon the exercise of the Warrants. Each share of our common stock is being offered with two Series B Warrants to purchase two shares of our common stock at a combined price of $93.00. Each Pre-funded Warrant is being offered with two Series B Warrants to purchase two shares of our common stock at a combined price of $93.00 (with a nominal exercise price of $0.0001 per share remaining unpaid as of the issuance date with respect to each Pre-funded Warrant). The shares of our common stock, the Series B Warrants and the Pre-funded Warrants will be issued separately and not as a unit. Each Series B Warrant is exercisable for one share of our common stock at an exercise price of $155.00 per share of common stock. Each Pre-funded Warrant is exercisable for one share of our common stock at an exercise price of $0.0001 per share of common stock. The shares of our common stock, the Warrants, and the shares of common stock issuable upon the exercise of the Warrants are sometimes collectively referred to herein as the “securities.” See “Description of Capital Stock” on page 8 of the accompanying prospectus and “Description of Warrants” on page S-13 of this prospectus supplement and page 20 of the accompanying prospectus for a more complete description of the securities offered hereby.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IONQ.” We do not intend to list the Warrants on any exchange. On October 9, 2025, the last reported sale price of our common stock on the NYSE was $77.50 per share.

	Per share(1)(2)	Per Pre-funded Warrant(2)(3)	Total
Public offering price	$93.00	$92.9999	$2,000,001,699.4600
Underwriting discounts(4)	$0.9300	$0.9300	$20,000,022.0000
Proceeds, before expenses, to us	$92.07	$92.0699	$1,980,001,677.4600

(1)	The above proceeds do not include shares of common stock that may be issued upon the exercise of the Warrants.
(2)	The public offering price per share and per Pre-funded Warrant each includes a nominal amount of consideration allocated to each accompanying Series B Warrant.
(3)

Each Pre-funded Warrant and accompanying two Series B Warrants is being sold together at a combined offering price of $93.00 (with a nominal exercise price of $0.0001 per share remaining unpaid as of the issuance date with respect to each Pre-funded Warrant).

(4)	No underwriting compensation is payable in connection with the Series B Warrants. See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Sole Underwriter

J.P. Morgan

The date of this prospectus supplement is October    , 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you from those documents, which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of securities offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the underwriter is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the securities under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriter will have any responsibility therefor.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein or therein. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the matters set forth in the section titled “Risk Factors” and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus supplement to “IonQ,” “we,” “our” and “us” refer, collectively, to IonQ, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are developing quantum computers and networks designed to solve some of the world’s most complex problems, and transform business, society and the planet for the better. We believe that our proprietary technology, our architecture, and the technology exclusively available to us through license agreements will offer us advantages both in terms of research and development, as well as the commercial value of our intended product offerings.

Today, we sell specialized quantum computing and networking hardware together with related maintenance and support. We also sell access to several quantum computers of various qubit capacities and are in the process of researching and developing technologies for quantum computers with increasing computational capabilities. We currently make access to our quantum computers available via three major cloud platforms, Amazon Web Services’ (“AWS”) Amazon Braket, Microsoft’s Azure Quantum and Google’s Cloud Marketplace, and also to select customers via our own cloud service. This cloud-based approach enables the broad availability of quantum-computing-as-a-service (“QCaaS”).

We supplement our offerings with professional services focused on assisting our customers in applying quantum computing and networking to their businesses. We also sell and expect to sell full quantum computing systems to customers, either over the cloud or for local access. We also offer quantum networking products which offer customers secure communication networks and enable networked quantum computing.

We are still in the early stages of commercial growth. Since our inception, we have incurred significant operating losses. Our ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and further commercialization of our quantum computing systems and networks. As of June 30, 2025, we had an accumulated deficit of $892.8 million. We expect to continue to incur significant losses for the foreseeable future as we prioritize reaching the technical milestones necessary to achieve an increasingly higher number of stable qubits and higher levels of fidelity than presently exists—prerequisites for quantum computing to reach broad quantum advantage.

Recent Developments

On July 11, 2025, we completed the acquisition of all of the issued and outstanding shares of Capella Space Corp. for 7,401,396 shares of our common stock, subject to customary post-closing adjustments.

On September 16, 2025, we completed the acquisition of all of the issued and outstanding shares of Oxford Ionics Limited (the “Oxford Ionics Transaction”). The aggregate consideration delivered at the closing of the Oxford Ionics Transaction consisted of 25,372,150 shares of our common stock and $10,000,000 in cash.

On October 2, 2025, we completed the acquisition of all of the issued and outstanding shares of Vector Atomic, Inc. (the “Vector Transaction”). The aggregate consideration delivered at the closing of the Vector Transaction consisted of 6,080,379 shares of our common stock.

We continue to actively evaluate and pursue other potential acquisitions and expect to acquire additional businesses. We cannot assure you that we will identify or successfully complete transactions with suitable acquisition candidates in the future, nor can we assure you that any completed acquisitions will be successful. We have in the past, and expect in the future, to issue equity as consideration in some or all of these transactions.

Corporate information

IonQ, formerly known as dMY Technology Group, Inc. III (“dMY”), was incorporated in the state of Delaware in September 2020 and formed as a special purpose acquisition company. Our wholly owned subsidiary, IonQ Quantum, Inc. (formerly known as IonQ, Inc., and referred to as “Legacy IonQ” herein), was incorporated in the state of Delaware in September 2015.

On March 7, 2021, Legacy IonQ entered into an Agreement and Plan of Merger (the “Merger Agreement”), with dMY and Ion Trap Acquisition Inc., a direct, wholly owned subsidiary of dMY (the “Merger Sub”). Pursuant to the Merger Agreement, on September 30, 2021, the Merger Sub was merged with and into Legacy IonQ with Legacy IonQ continuing as the surviving corporation following the merger, becoming a wholly owned subsidiary of dMY, and the separate corporate existence of the Merger Sub ceased (the “Business Combination”). Following the closing of the Business Combination, dMY changed its name to IonQ, Inc., and Legacy IonQ changed its name to IonQ Quantum, Inc.

Our principal executive offices are located at 4505 Campus Drive, College Park, MD 20740, and our telephone number is (301) 298-7997. Our corporate website address is https://ionq.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Issuer	IonQ, Inc.

Common stock offered by us	16,500,000 shares

Warrants offered by us	43,010,800 Series B Warrants to purchase 43,010,800 shares of our common stock on or prior to the date that is seven years after the date such warrants are issued and 5,005,400 Pre-Funded Warrants to purchase 5,005,400 shares of our common stock on or prior to the date that is seven years after the date such warrants are issued. Each Series B Warrant is exercisable for one share of our common stock at an initial exercise price of $155.00 per share of common stock. Each Pre-funded Warrant is exercisable for one share of our common stock at an exercise price of $0.0001 per share of common stock. This prospectus supplement also relates to the offering of 48,016,200 shares of common stock issuable upon the exercise of the Warrants.

Common stock outstanding prior to this offering	330,928,070 shares as of October 7, 2025 (which amount does not include shares of our common stock issuable upon the exercise of outstanding options or the vesting of any outstanding equity awards or reserved for issuance pursuant to future awards under our equity incentive plans, or upon exercise of any outstanding warrants).

Common stock to be outstanding after this offering	347,428,070 shares (or 395,444,270 shares if the Warrants are exercised in full).

Use of proceeds	We estimate that our net proceeds from the sale of the securities in this offering, excluding the proceeds, if any, from the exercise of the Warrants, will be approximately $1,978.5 million, after deducting underwriting discounts and estimated offering expenses.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. Additionally, we may use a portion of the net proceeds we receive from this offering to enter into strategic acquisitions and partnerships. See the section titled “Use of Proceeds” for more information.

Risk factors	Investing in the securities involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Exchange listing	Our common stock is listed on the NYSE under the symbol “IONQ.” We do not intend to list the Warrants on any exchange.

Settlement	We expect to deliver the shares and Warrants in book-entry form through the facilities of The Depository Trust Company on or about October 14, 2025, which is the second business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally must settle in one business day, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell the shares and/or Warrants offered hereby before the trading day preceding the delivery of the shares and Warrants in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors. See “Underwriting.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein or therein, you should carefully consider the risks described below, as well as the risks discussed under the caption “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as amended or updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

Additional risks related to the offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds. We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes, including to enter into strategic acquisitions and partnerships. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Any purchaser in this offering will experience immediate and substantial dilution in the net tangible book value of shares purchased in this offering.

Since the offering price per share in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, any purchaser in this offering will suffer substantial dilution in the net tangible book value of shares purchased in this offering. Based on the public offering price of $93.00 per share and our estimated aggregate net proceeds of $1,978.5 million from this offering, after deducting underwriting discounts and estimated offering expenses payable by us (but excluding shares issued and any proceeds received upon exercise of the Warrants), the purchasers will experience immediate dilution of $83.92 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering and the public offering price per share of common stock. The exercise of outstanding stock options, the vesting of outstanding restricted stock units and the exercise of warrants would result in further dilution of such investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Future sales or issuances of our common stock in the public markets, including sales by our directors and officers, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. In addition, subject to the 60-day lock-up agreements that they have entered into with the underwriter (subject to certain exceptions) and securities law restrictions, our directors and officers may sell shares of common stock at any time. We cannot predict the effect that future sales of our common stock or other equity-related securities, including by our directors and officers, or the effect that the timing of any such sales, would have on the market price of our common stock.

Additional risks related to the Warrants

There is no public trading market for the Warrants to purchase shares of common stock in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect such a market to develop. This may negatively affect the market value of the Warrants and your ability to transfer or sell your shares. In addition, we do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The market price of our common stock, which has been volatile and may continue to be volatile, may adversely affect the value of the Warrants sold in this offering, and you may not be able to recover the value of your investment.

The market price of our common stock, which has been volatile and may continue to be volatile, will affect the value of the Warrants sold in this offering. The market price of our common stock will likely fluctuate in response to a number of factors, including our financial condition and operating results, as well as economic, financial and other factors, many of which are beyond our control. In order for you to recover the value of your investment in the Warrants, the market price of our common stock must increase from the price in effect on the date of this prospectus supplement. However, there can be no assurance that the price of our common stock will exceed the price required for you to achieve a positive return on your investment upon a warrant exercise date.

The holders of the Warrants will have no rights as shareholders until they acquire shares of our common stock.

Until you become a holder of record of shares of our common stock issued upon settlement of your Warrants, you will have no rights with respect to such shares, including rights to vote or rights to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs on or after the date you become the holder of record of such shares.

The Series B Warrants included in this offering may not have any value.

The Series B Warrants have an exercise price of $155.00 per share. In the event the price of our common stock does not exceed the exercise price of the Series B Warrants on their exercise date (if any), the Series B Warrants may not have any value. If the Series B Warrants are not exercised on or before the expiration date, they will expire unexercised, and you will not receive any shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally relate to future events or our future financial or operating performance, business strategy, timing and likelihood of success, as well as plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus include, but are not limited to, statements about:

•	our financial and business performance, including financial projections and business metrics;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model and growth strategy;

•	our expectations and forecasts with respect to market opportunity and market growth;

•	our ability to sell full quantum computing systems to customers, either over the cloud or for local access;

•	the ability of our products and services to meet customers’ compliance and regulatory needs;

•	our ability to attract and retain qualified employees and management;

•

our ability to adapt to changes in customer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new geographies;

•	our ability to develop and maintain our brand and reputation;

•	developments and projections relating to our competitors and industry;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the impact of global economic and political developments on our business, as well as the value of our common stock and our ability to access capital markets;

•	the impact of public health crises, or geopolitical tensions, in and around Ukraine, Israel and other areas of the world, on our business and the actions we may take in response thereto;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and future growth;

•	our business, expansion plans and opportunities;

•	the effect that future sales of our common stock, including by our directors and officers, would have on the market price;

•	our expectations related to the use of proceeds from this offering; and

•

other factors detailed in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, and those risks disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these projections to be reasonable as of the date of this prospectus supplement, actual results may differ from the projections.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the securities in this offering, excluding the proceeds, if any, from the exercise of the Warrants, will be approximately $1,978.5 million, after deducting underwriting discounts and estimated offering expenses.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities for working capital and other general corporate purposes. Additionally, we may use a portion of the net proceeds we receive from this offering to enter into strategic acquisitions and partnerships.

Pending the specific use of net proceeds as described in this prospectus supplement, we intend to invest the net proceeds to us from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

DILUTION

Our net tangible book value as of June 30, 2025 was approximately $664.5 million, or $2.46 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of June 30, 2025.

After giving effect to the sale of the securities offered hereby as set forth on the cover page of this prospectus supplement (excluding shares issued and any proceeds received upon exercise of the Warrants), and after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $2,643.0 million, or $9.08 per share. This represents an immediate increase in net tangible book value of $6.62 per share to existing stockholders and immediate dilution of $83.92 per share to investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis.

Public offering price per share		$93.00
Net tangible book value per share of as June 30, 2025	$2.46
Increase in net tangible book value per share attributable to this offering	$6.62

As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		$9.08

Dilution per share to new investors purchasing our common stock in this offering		$83.92

Investors that acquire additional shares through the exercise of the Warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The above discussion and table are based on 269,600,132 shares of our common stock outstanding as of June 30, 2025, and exclude:

•	8,164,201 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2025, at a weighted-average exercise price of $4.71 per share;

•	13,658,285 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2025;

•	5,088,962 shares of our common stock issuable upon the vesting of performance-based restricted stock units outstanding as of June 30, 2025;

•	1,834,462 shares of our common stock issuable upon the exercise of public warrants outstanding as of June 30, 2025;

•	543,152 shares of our common stock issuable upon the exercise of warrants held by a customer outstanding as of June 30, 2025; and

•

31,633,456 shares of our common stock reserved for issuance pursuant to future awards under our 2021 Equity Incentive Plan (the “2021 Plan”) as of June 30, 2025, plus any future increases in the number of shares of our common stock reserved for issuance under our 2021 Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year.

To the extent that options outstanding as of June 30, 2025 have been or may be exercised, or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to investors in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

DESCRIPTION OF WARRANTS

The Series B Warrants and the Pre-funded Warrants (each, a “Warrant” and collectively, the “Warrants”) will each be issued pursuant to an individual warrant agreement between us and Continental Stock Transfer & Trust Company, as the Warrant Agent (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”). Certain provisions of the Warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of such Warrant Agreements, the form of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

Form

We will initially issue the Warrants in the form of global securities held in book-entry form and delivered through the facilities of The Depository Trust Company, New York, New York (“DTC”). The Warrants initially will be represented by one or more global certificates in fully registered form and will be deposited with a custodian for, and registered in the name of, a nominee of, Cede & Co., as nominee of DTC. Owners of beneficial interests in the Warrants represented by the global securities will hold their interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Warrants under the global securities or the applicable global warrant. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

Exercisability and duration

Each of the Warrants is exercisable immediately on or after the issuance date and at any time prior to 5:00 p.m., New York City time, on October 14, 2032 (seven years after its original issuance date) (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under the applicable Warrant Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date.

Each Warrant will be exercisable, at the option of the holder, by delivery of a written notice of the holder’s election to exercise the Warrant (or, in the case of Warrants represented by a global Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with DTC’s procedures).

Within one trading day following an exercise of the Warrant, the holder shall deliver payment of an amount equal to the exercise price in effect on the date of such exercise multiplied by the number of warrant shares as to which the Warrant was so exercised in cash or via wire transfer of immediately available funds. Notwithstanding the foregoing sentence, the exercise price will be payable in cash only if an effective registration statement is available for the issuance of the warrant shares (or on a net basis otherwise in accordance with provisions of the Warrant Agreement applicable thereto). We may also elect, during certain periods, to require cashless exercise.

Fractional shares

No fractional shares of common stock are to be issued upon the exercise of a Warrant. In lieu of a fractional share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued upon such exercise.

Exercise price

In the case of the Series B Warrants, each of the Series B Warrants issued in this offering entitle the holder to purchase one share of our common stock at a price equal to $155.00 per share. In the case of the Pre-funded

Warrants, each of the Pre-Funded Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $0.0001 per share. The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of certain dividends, certain distributions of assets and forward or reverse splits of our shares of our common stock.

Exercise limitations

A holder will not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the total number of issued and outstanding common stock immediately after giving effect to such exercise.

Antidilution and other adjustments

The exercise price of the Series B Warrants and the number of shares of common stock issuable upon exercise of the Series B Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to holders of our common stock.

The exercise price of the Pre-funded Warrants and the number of shares of common stock issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, provided that the exercise price of the Pre-funded Warrants will not be adjusted below the par value per share of our common stock. The holders of Pre-funded Warrants have the right to participate on an as-exercised basis in certain distributions to our holders of our common stock.

Fundamental transactions

Under the Warrant Agreement for the Series B Warrants, we have agreed that upon consummation of each Fundamental Transaction, if, upon such consummation, had a Series B Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Series B Warrant), the holder would have been entitled to receive shares of common stock (or its equivalent) of the successor entity (such entity, as further defined in the Warrant Agreement, the “Successor Entity”) or such other securities, cash, assets or other property, as applicable, the Successor Entity shall deliver to the holder confirmation that there shall be issued upon exercise of a Series B Warrant at any time after the consummation of such Fundamental Transaction, in lieu of the shares of common stock (or other securities, cash, assets or other property, subject to certain exceptions) issuable upon the exercise of a Series B Warrant prior to such Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity or such other securities, cash, assets or other property, as applicable, which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Series B Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Series B Warrant), as adjusted in accordance with the provisions of the Warrant Agreement. In addition, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of common stock are entitled to receive cash, securities or other assets or property with respect to or in exchange for shares of common stock, we shall make appropriate provision to insure that the holder will thereafter have the right to receive upon an exercise of a Series B Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the common stock (or other securities, cash, assets or other property, subject to certain exceptions) issuable upon the exercise of the Series B Warrant prior to such Fundamental Transaction, such cash, securities or other assets or property which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Series B Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Series B Warrant). Notwithstanding the foregoing, at the request of a holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the holder first becoming aware of any Fundamental Transaction through the date that is sixty (60) days after the public disclosure of the consummation of such Fundamental Transaction by us pursuant to a Current Report on Form 8-K filed with the SEC, we or the Successor Entity (as the case may be) shall purchase the Series B Warrants from the holder on the date of such request by paying to the holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by us (or at our direction) to the holder on or prior to the later of (x) the second (2nd) trading day after the date of such request and (y) the date of consummation of such Fundamental Transaction, provided that, for the avoidance of doubt, no such payment shall be required prior to consummation of the applicable Fundamental Transaction.

For the purposes of the foregoing description:

“Black Scholes Value” means the value of the unexercised portion of the Series B Warrants remaining on the date of the holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the exercise price in effect on the date of the holder’s request, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of the unexercised portion of the Series B Warrants as of the date of the holder’s request and (2) the remaining term of the unexercised portion of the Series B Warrants as of the date of consummation of the applicable Fundamental Transaction or as of the date of the holder’s request if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to 80%; and

“Fundamental Transaction” means: (A) that we shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) any person, persons or group (including in a “double dummy” or “holding company” transaction with a subsidiary or affiliate of ours), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets and any of our subsidiaries, taken as a whole, to one or more persons or groups (including through such any such person or group acquiring equity interests of one or more subsidiaries) (other than to us or a wholly-owned subsidiary of ours), or (iii) make, or allow one or more subject entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more subject entities making, a purchase, tender or exchange offer that is accepted by the holders of at least (x) 50% of the outstanding shares of common stock, (y) 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of common stock such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) of at least 50% of the outstanding shares of common stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby such subject entities, individually or in the aggregate, acquire (x) at least 50% of the outstanding shares of common stock, (y) at least 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of common stock such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock, or (v) reorganize, recapitalize or reclassify our common stock (other than a transaction to which the stock dividend and split adjustment provisions apply), which is effected in such a way that the holders of common stock receive or are entitled to receive, with respect to or in exchange for common stock, cash, stock, securities or other assets or property (or any combination thereof); or (B) that we shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of common stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reclassification or otherwise in any manner whatsoever, of (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock not held by all such subject entities as of the date of the applicable Warrant Agreement calculated as if any shares of common stock held by all such subject entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of common stock or other equity securities of ours sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of ours to surrender their shares of common stock without approval of the shareholders of ours; or (C) directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction; provided that a transaction described in clause (A)(i) or (A)(v) shall only be a Fundamental Transaction for the purpose of the provisions concerning payment of the Black Scholes Value if one or more subject entities, individually or in the aggregate, acquires, directly or indirectly: (1) at least 50% of the outstanding shares of common stock, or (2) at least 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of common stock such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock, or (4) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock, or (5) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock not held by all such subject entities as of the date of the Warrant Agreement calculated as if any shares of common stock held by all such subject entities were not outstanding, or (6) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of common stock or other equity securities of ours sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of ours to surrender their shares of common stock without approval of the shareholders of ours.

Under the Warrant Agreement for the Pre-Funded Warrants, we have agreed that upon consummation of each Fundamental Transaction, if, upon such consummation, had a Pre-Funded Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Pre-Funded Warrant), the holder would have been entitled to receive shares of common stock (or its equivalent) of the successor entity (such entity, as further defined in the Warrant Agreement, the “Successor Entity”) or such other securities, cash, assets or other property, as applicable, the Successor Entity shall deliver to the holder confirmation that there shall be issued upon exercise of a Pre-Funded Warrant at any time after the consummation of such Fundamental Transaction, in lieu of the shares of common stock (or other securities, cash, assets or other property, subject to certain exceptions) issuable upon the exercise of a Pre-Funded Warrant prior to such Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity or such other securities, cash, assets or other property, as applicable, which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Pre-Funded Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Pre-Funded Warrant), as adjusted in accordance with the provisions of the Warrant Agreement. In addition, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of common stock are entitled to receive cash, securities or other assets or property with respect to or in exchange for shares of common stock, we shall make appropriate provision to insure that the holder will thereafter have the right to receive upon an exercise of a

Pre-Funded Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the common stock (or other securities, cash, assets or other property, subject to certain exceptions) issuable upon the exercise of the Pre-Funded Warrant prior to such Fundamental Transaction, such cash, securities or other assets or property which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Pre-Funded Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Pre-Funded Warrant).

For the purposes of the foregoing description:

“Fundamental Transaction” means: (A) that we shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) any person, persons or group (including in a “double dummy” or “holding company” transaction with a subsidiary or affiliate of ours), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets and any of our subsidiaries, taken as a whole, to one or more persons or groups (including through such any such person or group acquiring equity interests of one or more subsidiaries) (other than to us or a wholly-owned subsidiary of ours), or (iii) make, or allow one or more subject entities to make, or allow us to be subject to or have our common stock be subject to or party to one or more subject entities making, a purchase, tender or exchange offer that is accepted by the holders of at least (x) 50% of the outstanding shares of common stock, (y) 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of common stock such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) of at least 50% of the outstanding shares of common stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby such subject entities, individually or in the aggregate, acquire (x) at least 50% of the outstanding shares of common stock, (y) at least 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of common stock such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock, or (v) reorganize, recapitalize or reclassify our common stock (other than a transaction to which the stock dividend and split adjustment provisions apply), which is effected in such a way that the holders of common stock receive or are entitled to receive, with respect to or in exchange for common stock, cash, stock, securities or other assets or property (or any combination thereof); or (B) that we shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of common stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reclassification or otherwise in any manner whatsoever, of (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock not held by all such subject entities as of the date of the applicable Warrant Agreement calculated as if any shares of common stock held by all such subject entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of common stock or other equity securities of ours sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of ours to surrender their shares of common stock without approval of the shareholders of ours; or (C) directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

No rights as a shareholder

Except as may otherwise be provided in a Warrant Agreement, the holder of a Warrant, solely in its capacity as holder of a Warrant, does not have the rights of a holder of shares of common stock, including any voting rights, prior to the issuance to the holder of the warrant shares which it is then entitled to receive upon the due exercise of a Warrant.

Exchange listing

We do not plan to apply to list the Warrants on the NYSE or any other national securities exchange or automated quotation system.

UNDERWRITING

We are offering the securities described in this prospectus supplement through J.P. Morgan Securities LLC as sole underwriter (the “underwriter”). We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the applicable underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock, Pre-Funded Warrants and Series B Warrants listed next to its name in the following table:

Name	Number of shares	Number of Series B Warrants	Number of Pre- Funded Warrants
J.P. Morgan Securities LLC	16,500,000	43,010,800	5,005,400
Total	16,500,000	43,010,800	5,005,400

The Underwriter is committed to purchase all the shares of common stock, Pre-Funded Warrants and Series B Warrants offered by us if they purchase any securities.

The underwriter proposes to offer the shares of common stock, Pre-Funded Warrants and Series B Warrants directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the shares of common stock, Pre-Funded Warrants and Series B Warrants to the public, the offering price and other selling terms may be changed by the underwriter. Any sales of the shares of common stock, Pre-Funded Warrants and Series B Warrants made outside the United States may be made by affiliates of the underwriter.

The underwriting fee is equal to the public offering price per share of common stock and per Pre-Funded Warrant less the amount paid by the underwriter to us per share of common stock and per Pre-Funded Warrant. The underwriting fee is a price of $0.9300 per share and $0.9300 per Pre-Funded Warrant. No underwriting compensation is payable in connection with the Series B Warrants. The following table shows the per share and per Pre-Funded Warrant and total underwriting discounts and commissions to be paid to the underwriter.

Underwriting Discounts and Commissions
Per Share of Common Stock	$0.9300
Per Pre-Funded Warrant	$0.9300
Total	$20,000,022.0000

We expect to deliver the shares and Warrants in book-entry form through the facilities of The Depository Trust Company on or about October 14, 2025, which is the second business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally must settle in one business day, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell the shares and/or Warrants offered hereby before the trading day preceding the delivery of the shares and Warrants in this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.5 million.

A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members or otherwise for sale to online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

For a period of 60 days after the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of the underwriter, other than the common stock and the accompanying warrants to be sold in this offering.

The restrictions described above do not apply to (i) the issuance of, or submission to or filing with the Commission a registration statement under the Securities Act relating to, shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement (including the Pre-Funded Warrants and the Series B Warrants as well as the Series A Warrants and pre-funded warrants issued on July 9, 2025, and the issuance of the applicable warrant shares); (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, provided that any such recipient who is an executive officer or director enter into a lock-up agreement with the underwriters covering the 60-day period; (iii) the issuance of, or submission to or filing with the Commission a registration statement under the Securities Act relating to, shares of common stock pursuant to acquisitions or other similar strategic transactions that have been disclosed in the prospectus supplement; (iv) the issuance of, or submission to or filing with the Commission a registration statement under the Securities Act relating to, shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions (including the entry into any agreement providing for such issuance); (v) facilitating the establishment of a trading plan on behalf of a stockholder, officer, employee or director of the Company to pursuant to Rule 10b5-1 under the Exchange Act for the sale, transfer or disposition of Common Stock; provided that such plan does not provide for the sale, transfer or disposition of Common Stock during the Restricted Period; or (vi) filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the underwriter, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriter and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period and no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan; and (e) transfers of shares of common stock under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is existing on the date of the prospectus supplement and which has been provided to the underwriter.

The underwriter, in its sole discretion, may release the securities subject to any of the lock-up agreements described above, in whole or in part at any time.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue at any time. The underwriter may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriter and certain of its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of its business, for which it has received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for its own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future. in the over the counter market or otherwise.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided, that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the accompanying warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the securities may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriter for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided, that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the acquisition, ownership and disposition of our common stock acquired pursuant to this offering, the acquisition, ownership, exercise, and disposition (and, in the case of the Series B Warrants, expiration) of Warrants acquired pursuant to this offering, and the acquisition, ownership and disposition of shares of common stock acquired upon exercise of the Warrants (the “Warrant Shares”), but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, or the exercise (and, in the case of the Series B Warrants, expiration) of Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the United States federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any particular holder. This summary does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under United States federal gift and estate tax laws. This summary also does not address all aspects of United States federal income taxation, such as United States alternative minimum tax and the additional tax on net investment income. Each holder should consult its own tax advisors regarding the United States federal, state, local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, and the exercise (and, in the case of the Series B Warrants, expiration) of Warrants.

We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary. This summary is not binding on the IRS, and there can be no assurance that the IRS will agree with such statements and conclusions.

Authorities

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), and administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holder Defined

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that is neither a U.S. holder nor a partnership (or any other entity or arrangement treated as a partnership for United States federal income tax purposes).

Holders Subject to Special United States Federal Income Tax Rules

This discussion does not address all United States federal income tax considerations that may be applicable to holders that are subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to special tax accounting rules;

•	tax-exempt organizations, tax-qualified retirement plans, and pension plans;

•	controlled foreign corporations, passive foreign investment companies and, in each case, shareholders thereof;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	partnerships or other entities treated as pass-through entities for United States federal income tax purposes;

•	S corporations;

•	dealers in securities or currencies;

•	U.S. holders that have a “functional currency” other than the U.S. dollar;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who acquire our common stock, Warrants or Warrant Shares, as applicable, pursuant to the exercise of employee stock options or otherwise as compensation for their services;

•	persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

•	real estate investment trusts or regulated investment companies;

•	certain U.S. expatriates or former citizens or long-term residents of the United States;

•	persons who hold our common stock, Warrants or Warrant Shares, as applicable, as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction;

•	U.S. holders that hold our common stock, Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States;

•	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as United States persons for United States federal income tax purposes; or

•	persons who do not hold our common stock, Warrants or Warrant Shares, as applicable, as a capital asset (within the meaning of Section 1221 of the Code).

In addition, if a partnership, including any entity or arrangement classified as a partnership for United States federal income tax purposes, holds our common stock, Warrants or Warrant Shares, as applicable, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, Warrants or Warrant Shares, as applicable, and partners in such partnerships, are urged to consult their own tax advisors regarding the United States federal income tax consequences of the acquisition, ownership and disposition of our common stock, Warrants or Warrant Shares, and the exercise (and, in the case of the Series B Warrants, expiration) of Warrants.

Prospective investors are urged to consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situation, as well as any tax consequences of the acquisition, ownership and disposition of our common stock, Warrants or Warrant Shares, as applicable, and the exercise (and, in the case of the Series B Warrants, expiration) of Warrants, arising under other United States federal tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Treatment of Pre-funded Warrants

Although the characterization of the Pre-funded Warrants for United States federal income tax purposes is not entirely clear, because the exercise price of the Pre-funded Warrants is nominal, we expect to treat the Pre-funded Warrants as common stock for United States federal income tax purposes and a holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for United States federal income tax purposes, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant, and upon exercise, the holding period of the share of common stock received should include the holding period of the Pre-funded Warrant. Similarly, the tax basis of a share of common stock received upon exercise of a Pre-funded Warrant should include the tax basis of the Pre-funded Warrant increased by the exercise price of $0.0001 per share. The balance of this discussion generally assumes that the characterization described above is respected for United States federal income tax purposes.

Our position with respect to the characterization of the Pre-funded Warrants is not binding on the IRS and the IRS may treat the Pre-funded Warrants as warrants to acquire our common stock and, in such case, the amount, timing and character of your income, gain and/or loss with respect to an investment in the Pre-funded Warrants could change. In addition, the United States federal income tax treatment of a cashless exercise of Pre-Funded Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-funded Warrant described in the preceding paragraph. You are urged to consult your own tax advisor regarding the characterization of the Pre-funded Warrants for United States federal income tax purposes, and the consequences to you of an investment in the Pre-funded Warrants based on your own particular facts and circumstances.

Allocation of Purchase Price to Common Stock and Warrants

For United States federal income tax purposes, a holder’s acquisition of a share of common stock (or a Pre-funded Warrant) and two Series B Warrants pursuant to this offering will be treated as the acquisition of an “investment unit” consisting of one share of common stock (or one Pre-funded Warrant, which, as described above, should generally be treated as a share of common stock for United States federal income tax purposes) and two Series B Warrants, with each Series B Warrant allowing the holder to purchase one share of our common stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for United States federal income tax purposes in the common stock (or Pre-funded Warrant) and the Series B Warrants included in each unit. We do not intend to advise holders of the securities with respect to this determination, and holders of the securities are advised to consult their tax and financial advisors regarding the allocation of the purchase price for United States federal income tax purposes.

Consequences to U.S. Holders

Consequences to U.S. Holders of the Exercise, Expiration and Disposition of Series B Warrants

Exercise of Series B Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a Series B Warrant and related receipt of a Warrant Share. A U.S. holder’s initial tax basis in the Warrant Share received on the exercise of a Series B Warrant generally will be equal to the sum of (a) such U.S. holder’s tax basis in such Series B Warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such Series B Warrant. It is unclear whether a U.S. holder’s holding period for the Warrant Share received on the exercise of a Series B Warrant should begin on the date that such Series B Warrant is exercised by such U.S. holder or the day following the date of exercise of the Series B Warrant.

In certain limited circumstances, a U.S. holder may be required or permitted to undertake a cashless exercise of Series B Warrants into Warrant Shares. The United States federal income tax treatment of a cashless exercise of Series B Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series B Warrant described in the preceding paragraph.

The tax consequences of a cashless exercise of Series B Warrants are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Warrant Shares would generally equal the holder’s tax basis in the Series B Warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the Warrant Shares would commence on the date of exercise of the Series B Warrants or the day following the date of exercise of the Series B Warrants. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Warrant Shares would include the holding period of the Series B Warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder would be deemed to have surrendered a number of Series B Warrants having a value equal to the exercise price for the total number of Series B Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Series B Warrants deemed surrendered and the U.S. holder’s tax basis in the Series B Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Warrant Shares would equal the sum of the U.S. holder’s tax basis in the Series B Warrants deemed exercised and the exercise price of such Series B Warrants. It is unclear whether a U.S. holder’s holding period for Warrant Shares would commence on the date of exercise of the Series B Warrants or the day following the date of exercise of the Series B Warrants; however, in either case the holding period will not include the period during which the U.S. holder held the Series B Warrants.

Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Warrant Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.

U.S. holders are urged to consult their own tax advisors regarding the United States federal income tax consequences of a cashless exercise of Series B Warrants.

Disposition of Series B Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Series B Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Series B Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Series B

Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Series B Warrants without Exercise

Upon the expiration of a Series B Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Series B Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Series B Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Series B Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Series B Warrants, or an adjustment to the exercise price of the Series B Warrants, may be treated as a constructive distribution to a U.S. holder of the Series B Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. In addition, a U.S. holder’s tax basis in a Series B Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for United States federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us at “Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares—Distributions” below. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Series B Warrants should generally not result in a constructive distribution.

Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares

Distributions

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, Pre-funded Warrants or Warrant Shares, the distribution (including any constructive distribution) generally will be included in a U.S. holder’s income as a dividend to the extent of our current or accumulated earnings and profits (as determined under United States federal income tax principles) as of the end of our taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the shares of common stock, Pre-funded Warrants or Warrant Shares and thereafter as capital gain from the sale or exchange of such shares of common stock, Pre-funded Warrants or Warrant Shares, which will be taxable according to rules discussed under the heading “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-funded Warrants and Warrant Shares,” below. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

A U.S. holder of a Pre-funded Warrant is expected to receive any distributions paid with respect to our common stock prior to the exercise of the Pre-funded Warrant and, in such case, would be taxed in the same manner as a U.S. holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for the U.S. holder until a Pre-funded Warrant is exercised or the ownership limitations would not be exceeded, at which time such U.S. holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. holders of Pre-funded Warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the Pre-funded Warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a Pre-funded Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution with respect to such Pre-funded Warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock.

Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Pre-funded Warrants and Warrant Shares

Upon the sale, taxable exchange or other taxable disposition of shares of common stock, Pre-funded Warrants or Warrant Shares, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received upon such taxable disposition and (b) the U.S. holder’s adjusted tax basis in the shares of common stock, Pre-funded Warrants or Warrant Shares, as applicable. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock, Pre-funded Warrants or Warrant Shares is longer than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Consequences to Non-U.S. Holders

Consequences to Non-U.S. Holders of the Exercise, Expiration and Disposition of Series B Warrants

Exercise of Series B Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a Series B Warrant and related receipt of a Warrant Share. A non-U.S. holder’s initial tax basis in the Warrant Share received on the exercise of a Series B Warrant generally will be equal to the sum of (a) such non-U.S. holder’s tax basis in such Series B Warrant plus (b) the exercise price paid by such non-U.S. holder on the exercise of such Series B Warrant. It is unclear whether a non-U.S. holder’s holding period for the Warrant Share received on the exercise of a Series B Warrant should begin on the date that such Series B Warrant is exercised by such non-U.S. holder or the day following the date of exercise of the Series B Warrant.

In certain limited circumstances, a non-U.S. holder may be required or permitted to undertake a cashless exercise of Series B Warrants into Warrant Shares. The United States federal income tax treatment of a cashless exercise of Series B Warrants into Warrant Shares is unclear for the reasons described above under “Consequences to U.S. Holders—Consequences to U.S. Holders of the Exercise, Expiration and Disposition of Series B Warrants—Exercise of Series B Warrants,” and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Series B Warrant described in the preceding paragraph. However, if, as described above under “Consequences to U.S. Holders—Consequences to U.S. Holders of the Exercise, Expiration and Disposition of Series B Warrants—Exercise of Series B Warrants,” the cashless exercise of the Series B Warrants were recharacterized in part as a taxable exchange, the consequences to a non-U.S. holder would generally be the same as those described below under “Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares.” Non-U.S. holders are urged to consult their own tax advisors regarding the United States federal income tax consequences of a cashless exercise of Warrants.

Disposition of Series B Warrants

Subject to the discussion under the heading “Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares”

below, a non-U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Series B Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the Series B Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Series B Warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for United States federal income tax purposes according to rules discussed under the heading “Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares,” below.

Expiration of Series B Warrants without Exercise

Upon the expiration of a Series B Warrant, a non-U.S. holder will recognize a loss in an amount equal to such non-U.S. holder’s tax basis in the Series B Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Series B Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Series B Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Series B Warrants, or an adjustment to the exercise price of the Series B Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Series B Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. In addition, a non-U.S. holder’s tax basis in a Series B Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for United States federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares—Distributions” below. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Series B Warrants should generally not result in a constructive distribution.

Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock, Pre-funded Warrants and Warrant Shares

Distributions

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, Pre-funded Warrants or Warrant Shares, the distribution (including any constructive distribution) generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits (as determined under United States federal income tax principles) as of the end of our taxable year in which the distribution occurs. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital that reduces the non-U.S. holder’s adjusted basis in such holder’s common stock, Pre-funded Warrants or Warrant Shares, as applicable, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock, Pre-funded Warrants or Warrant Shares, as applicable, and will be treated as described under “—Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares,” below.

Subject to the discussion below regarding effectively connected income, FATCA (as defined below), and backup withholding, distributions treated as dividends on our common stock, Pre-funded Warrants or Warrant Shares held by a non-U.S. holder generally will be subject to United States federal withholding tax at a rate of

30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, cash distributions, sale proceeds or other property subsequently paid or credited to such holder, or any of the non-U.S. holder’s other funds or assets. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless withhold any United States federal income tax on the distribution as permitted by Treasury Regulations.

If a non-U.S. holder holds our common stock, Pre-funded Warrants or Warrant Shares in connection with the non-U.S. holder’s conduct of a trade or business within the United States, and dividends paid on our common stock, Pre-funded Warrants or Warrant Shares (including any constructive distribution that is treated as a dividend for United States federal income tax purposes) are effectively connected with such non-U.S. holder’s United States trade or business (and, if an applicable tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividends will not be subject to the 30% United States federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to United States federal income tax in respect of the dividends on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for United States federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected dividends, as adjusted for certain items.

A non-U.S. holder that is eligible for a reduced rate of United States federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

A non-U.S. holder of a Pre-funded Warrant is expected to receive any distributions paid with respect to our common stock prior to the exercise of the Pre-funded Warrant and, in such case, would be taxed in the same manner as a non-U.S. holder of common stock that receives such a distribution. However, under certain circumstances, it is possible for cash to be held in abeyance for the non-U.S. holder until a Pre-funded Warrant is exercised or the ownership limitations would not be exceeded, at which time such non-U.S. holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to non-U.S. holders of Pre-funded Warrants, including under the principles governing Section 305 of the Code, even though the holders will not receive such distributions until a future date. Additionally, it is possible that other adjustments to the terms of the Pre-funded Warrant may be considered constructive distributions under Section 305 of the Code and taxable as discussed above. A holder of a Pre-funded Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution with respect to such Pre-funded Warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock.

Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares

Subject to the discussion below regarding FATCA and backup withholding, a non-U.S. holder generally will not be subject to United States federal income or withholding tax on any gain realized on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants or Warrant Shares unless:

•

such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, taxable exchange or other taxable disposition, and certain other conditions are met;

•

such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

•

our common stock, Warrants or Warrant Shares, as applicable, are treated as a U.S. real property interest because we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our shares of our common stock, Warrants or Warrant Shares, as applicable (the “relevant period”). In the case where our common stock is regularly traded on an established securities market, our common stock, Warrants or Warrant Shares, as applicable, will be treated as a U.S. real property interest only if (i) in the case of our common stock or Warrant Shares, the non-U.S. holder has owned, actually or constructively, more than 5% of our common stock (including Warrant Shares) at any time within the relevant period or (ii) in the case of our Warrants, the Warrants acquired by the non-U.S. holder had a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our common stock. There can be no assurance that our common stock will or will not be treated as regularly traded on an established securities market for this purpose and we do not expect that our Warrants will be so traded. Complex constructive ownership and attribution rules apply for purposes of the aforementioned ownership determinations and non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

A non-U.S. holder described in the first bullet point above generally will be subject to tax at a flat rate of 30% on the amount by which such non-U.S. holder’s taxable capital gains allocable to United States sources, including gain from the sale or other disposition of our common stock, Warrants or Warrant Shares, exceed capital losses allocable to United States sources, except as otherwise provided in an applicable income tax treaty.

If the gain is described in the second bullet point above, gain realized by the non-U.S. holder generally will be subject to United States federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for United States federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items.

If gain on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants or Warrant Shares by a non-U.S. holder is subject to United States federal income taxation by reason of such common stock, Warrants or Warrant Shares being treated as a U.S. real property interest in respect of such non-U.S. holder, such non-U.S. holder generally would be subject to regular United States federal income tax (but not branch profits tax) with respect to such gain in the same manner as a taxable U.S. holder (except as provided by an applicable tax treaty) and would be required to file a United States federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of our common stock, Warrants or Warrant Shares, as applicable, from a non-U.S. holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such non-U.S. holder unless, at the time of such sale, taxable exchange or other taxable disposition, an exception to such withholding applies (such as the exception that currently applies for a disposition of a share of a class of stock that is regularly traded on an established securities market). We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, Warrants or Warrant Shares, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, Warrants or Warrant Shares, and, subject to the proposed Treasury Regulations described below, to payments of gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares. The United States Department of the Treasury has released proposed Treasury Regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares. There can be no assurance that the proposed Treasury Regulations will be finalized in their present form.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors are urged to consult their own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock, Warrants and Warrant Shares, including the applicability of any intergovernmental agreements.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to dividends (including constructive dividends) paid to a U.S. holder on our common stock, Warrants or Warrant Shares, and to the proceeds of a sale or other taxable disposition of common stock, Warrants or Warrant Shares effected within the United States (and, in certain cases, outside the United States) that are paid to a U.S. holder, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding, currently at a rate of 24%, generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number and a certification that it is not subject to backup withholding, or if the applicable withholding agent is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income, unless the U.S. holder is an exempt recipient (such as a corporation).

Backup withholding, currently at a rate of 24%, generally will not apply to dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, Warrants or Warrant Shares, provided that the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.

Payors are required to report annually to the IRS the amount of any dividends (including constructive dividends) paid to a non-U.S. holder, regardless of whether any tax is actually withheld. Copies of the information returns reporting such dividends and any amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country.

In addition, proceeds from the sale or other taxable disposition by a non-U.S. holder of our common stock, Warrants or Warrant Shares that is transacted within the United States or conducted through certain United States-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from the sale or other taxable disposition of our common stock, Warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS.

The preceding summary is for informational purposes only and is not tax advice. Each prospective investor is urged to consult its own tax advisor regarding the particular United States federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, and the exercise (and, in the case of the Series B Warrants, expiration) of Warrants, including the consequences of any proposed change in applicable law.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of IonQ, Inc. appearing in IonQ, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of IonQ, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://ionq.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided in the section titled “Incorporation by Reference.” Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

•

our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February  26, 2025 (including portions thereof incorporated by reference from our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2025);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 26, 2025 (as amended by Form 8-K/A filed with the SEC on February  28, 2025), February  27, 2025, March  11, 2025, April  22, 2025, May  6, 2025, June  2, 2025, June  9, 2025, June  9, 2025, June  20, 2025, July  9, 2025, July  15, 2025, August  6, 2025, August  11, 2025, August  15, 2025, August  28, 2025, September  4, 2025, September  17, 2025, September  18, 2025, September  29, 2025 and October 7, 2025 (other than portions of any such Form 8-K that were furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such item); and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on November 10, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We will furnish without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You can request a copy of these filings by writing or telephoning us at the following address or telephone number:

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

Attn: Investor Relations

(301) 298-7997

The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

IonQ, Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

In addition, the selling stockholders to be named in a supplement to this prospectus may from time to time offer or sell shares of our common stock. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock and public warrants are listed on the New York Stock Exchange under the symbols “IONQ” and “IONQ.WS,” respectively. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2025.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we or the selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling stockholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “IonQ, Inc.,” “we,” “our” and “us” refer, collectively, to IonQ, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are developing quantum computers and networks designed to solve some of the world’s most complex problems, and transform business, society and the planet for the better. We believe that our proprietary technology, our architecture, and the technology exclusively available to us through license agreements will offer us advantages both in terms of research and development, as well as the commercial value of our intended product offerings.

Today, we sell specialized quantum computing and networking hardware together with related maintenance and support. We also sell access to several quantum computers of various qubit capacities and are in the process of researching and developing technologies for quantum computers with increasing computational capabilities. We currently make access to our quantum computers available via three major cloud platforms, Amazon Web Services’ (“AWS”) Amazon Braket, Microsoft’s Azure Quantum and Google’s Cloud Marketplace, and also to select customers via our own cloud service. This cloud-based approach enables the broad availability of quantum-computing-as-a-service (“QCaaS”).

We supplement our offerings with professional services focused on assisting our customers in applying quantum computing and networking to their businesses. We also expect to sell full quantum computing systems to customers, either over the cloud or for local access. We also offer quantum networking products which offer customers secure communication networks and enable networked quantum computing.

We are still in the early stages of commercial growth. Since our inception, we have incurred significant operating losses. Our ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and further commercialization of our quantum computing systems. As of December 31, 2024, we had an accumulated deficit of $683.7 million. We expect to continue to incur significant losses for the foreseeable future as we prioritize reaching the technical milestones necessary to achieve an increasingly higher number of algorithmic qubits and higher levels of fidelity than presently exists—prerequisites for quantum computing to reach broad quantum advantage.

Corporate Information

IonQ, formerly known as dMY Technology Group, Inc. III (“dMY”) was incorporated in the state of Delaware in September 2020 and formed as a special purpose acquisition company. Our wholly owned subsidiary, IonQ Quantum, Inc. (formerly known as IonQ, Inc., and referred to as “Legacy IonQ” herein), was incorporated in the state of Delaware in September 2015.

On March 7, 2021, Legacy IonQ entered into an Agreement and Plan of Merger (the “Merger Agreement”), with dMY and Ion Trap Acquisition Inc., a direct, wholly owned subsidiary of dMY (the “Merger Sub”). Pursuant to the Merger Agreement, on September 30, 2021, the Merger Sub was merged with and into Legacy

IonQ with Legacy IonQ continuing as the surviving corporation following the merger, becoming a wholly owned subsidiary of dMY, and the separate corporate existence of the Merger Sub ceased (the “Business Combination”). Following the closing of the Business Combination, dMY changed its name to IonQ, Inc., and Legacy IonQ changed its name to IonQ Quantum, Inc.

Our principal executive offices are located at 4505 Campus Drive, College Park, MD 20740, and our telephone number is (301) 298-7997. Our corporate website address is https://ionq.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination, and the selling stockholders to be named in a supplement to this prospectus may from time to time offer and sell shares of our common stock. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We or the selling stockholders may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into shares of our common stock or other securities.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from any offerings for working capital and other general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of any offerings. Pending these uses, we may invest the net proceeds of any offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any of the proceeds from the sale of our securities by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Information about any selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;

•

any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;

•

the provisions relating to conversion or exchange of any debt securities of the series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;

•	the form of the debt securities and whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading titled “—Global Debt Securities and Book-Entry System,” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading“—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•

the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•

the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We or the selling stockholders may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling stockholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and the selling stockholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Washington, DC. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of IonQ, Inc. appearing in IonQ, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of IonQ, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://ionq.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26 2025;

•

our Current Report(s) on Form 8-K filed with the SEC on February 26, 2025 (other than portions of the Form 8-K that were furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such item); and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on November  10, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

Attn: Investor Relations

(301) 298-7997

PROSPECTUS SUPPLEMENT

J.P. Morgan

October  , 2025